UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

Prothena Corporation plc

(Exact name of registrant as specified in its charter)

Ireland

(State or other jurisdiction of incorporation)

001-35676	98-1111119
(Commission File Number)	(IRS Employer Identification Number)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 837-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 27, 2014, Prothena Corporation plc (“Prothena”) disclosed that as of December 31, 2013, based on preliminary estimates, Prothena had cash and cash equivalents of $176.7 million. This financial information has been prepared by and is the responsibility of our management and has not been reviewed or audited by our independent registered public accounting firm, and, accordingly, our independent registered public accounting firm does not express an opinion on or provide any other form of assurance with respect to this preliminary data. This financial information is subject to completion of our year-end financial closing procedures, the preparation of our financial statements, and the completion of the audit of our financial statements as of and for the year ended December 31, 2013, and our actual results may differ from these estimates.

Item 8.01	Other Events

In connection with a proposed underwritten public offering of ordinary shares by a certain selling shareholder pursuant to Prothena’s effective shelf registration statement, Prothena has updated certain disclosures contained in its periodic reports filed under the Securities Exchange Act of 1934, as amended. A copy of the updated disclosures is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2014	PROTHENA CORPORATION PLC

	By:	/s/ Dale B. Schenk
Name: Dale B. Schenk
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Disclosures.